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                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of November 9, 1998, by and among ARIAD Pharmaceuticals, Inc., a Delaware corporation, with headquarters located at 26 Landsdowne Street, Cambridge, Massachusetts 02139 (the "COMPANY"), and the undersigned buyers (each, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to (i) issue and sell to the Buyers 5,000 shares of the Company's Series C Convertible Preferred Stock (the "INITIAL PREFERRED SHARES"), which will be convertible into shares (as converted, the "INITIAL CONVERSION SHARES") of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"), and (ii) issue and sell to the Buyers up to 5,000 additional shares of the Company's Series C Convertible Preferred Stock (the "MANDATORY PREFERRED SHARES"), which will be convertible into Common Stock (as converted, the "MANDATORY CONVERSION SHARES") in accordance with the Certificate of Designations;

     B. In connection with the Securities Purchase Agreement, the Company may have the right, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyers up to 5,000 additional shares of the Company's Series C Convertible Preferred Stock (the "PUT PREFERRED SHARES"), which will be convertible into Common Stock (as converted, the "PUT CONVERSION SHARES") in accordance with the Certificate of Designations;

     C. In connection with the Securities Purchase Agreement, the Buyers may have the right, upon the terms and subject to the conditions of the Securities Purchase Agreement, to require the Company to issue and sell additional shares of the Company's Series C Convertible Preferred Stock (the "ADDITIONAL PREFERRED SHARES"), which will be convertible into Common Stock (as converted, the "ADDITIONAL CONVERSION SHARES") in accordance with the Certificate of Designations (the Initial Preferred Shares, the Mandatory Preferred Shares, the Put Preferred Shares and the Additional Preferred Shares collectively are referred to as the "PREFERRED SHARES" and the Initial Conversion Shares, the Mandatory Conversion Shares, the Put Conversion Shares and the Additional Conversion Shares collectively are referred to as the "CONVERSION SHARES");

     D. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as


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amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

     1.   DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings:

          a. "INVESTOR" means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

          b. "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          c. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

          d. "REGISTRABLE SECURITIES" means the Conversion Shares issued or issuable upon conversion of the Preferred Shares and any shares of capital stock issued or issuable with respect to the Conversion Shares or the Preferred Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of Preferred Shares; provided, however, that Registrable Securities shall not include Conversion Shares and any shares of capital stock issued or issuable with respect to the Conversion Shares which are sold pursuant to an effective Registration Statement or under Rule 144.

          e. "INITIAL REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities relating to the Initial Preferred Shares.

          f. "SECOND REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities



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relating to the Mandatory Preferred Shares.

          g. "PUT REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities relating to the Put Preferred Shares.

          h. "ADDITIONAL REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities relating to the Additional Preferred Shares.

          i. "REGISTRATION STATEMENT" means the Initial Registration Statement, the Second Registration Statement, the Put Registration Statement and the Additional Registration Statement.

          m. "FILING DEADLINE" means the Initial Filing Deadline, the Second Filing Deadline, the Put Filing Deadline or the Additional Filing Deadline, as applicable.

          o. "EFFECTIVENESS DEADLINE" means the Initial Effectiveness Deadline, the Second Effectiveness Deadline, the Put Effectiveness Deadline or the Additional Effectiveness Deadline, as applicable.

     2.   REGISTRATION.

          a.   MANDATORY REGISTRATION.

               (i) INITIAL MANDATORY REGISTRATION. The Company shall prepare, and, as soon as practicable but in no event later than 45 days after the Initial Closing Date (as defined in the Securities Purchase Agreement) (the "INITIAL FILING DEADLINE"), file with the SEC an Initial Registration Statement or Initial Registration Statements (as necessary) on Form S-3 covering the resale of all of the Registrable Securities relating to the Initial Preferred Shares (the "INITIAL REGISTRABLE SECURITIES"). In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(e). Any initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the product of
(x) 2.0 (provided, however, if despite the Company's best efforts the SEC will not allow the registration of a number of Initial Registrable Securities based on the multiple "2.0" set forth in this clause (x), then the Company shall register a number of Initial Registrable Securities which as a result of the Company's best efforts is based on the next highest multiple permitted by the SEC, which multiple will in no event be less than "1.5") and (y) the number of Initial Registrable Securities as of the date immediately preceding the date the Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 3(b). The Company shall use its best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than 120 days after the Initial Closing Date (the "INITIAL EFFECTIVENESS DEADLINE").



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               (ii)    SECOND MANDATORY REGISTRATION. The Company shall prepare,
and, as soon as practicable but in no event later than 15 days after the Mandatory Closing Date (as defined in the Securities Purchase Agreement) (the "SECOND FILING DEADLINE"), file with the SEC a Second Registration Statement or Second Registration Statements (as necessary) on Form S-3 covering the resale of all of the Registrable Securities relating to the Mandatory Preferred Shares
(the "SECOND REGISTRABLE SECURITIES"). In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(e). Any initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the product of (x) 2.0 (provided, however, if despite the Company's best efforts the SEC will not allow the registration of a number of Second Registrable Securities based on the multiple "2.0" set forth in this clause (x), then the Company shall register a number of Second Registrable Securities which as a result of the Company's best efforts is based on the next highest multiple permitted by the SEC, which multiple will in no event be less than "1.5") and (y) the number of Second Registrable Securities as of the date immediately preceding the date the Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 3(b). The Company shall use its best efforts to have the Second Registration Statement declared effective by the SEC as soon as practicable, but in no event later than 75 days after the Mandatory Closing Date (the "SECOND EFFECTIVENESS DEADLINE").

               (iii) PUT MANDATORY REGISTRATION. The Company shall prepare, and, as soon as practicable but in no event later than 15 days after the Put Closing Date (as defined in the Securities Purchase Agreement) (the "PUT FILING DEADLINE"), file with the SEC a Put Registration Statement or Put Registration Statements (as necessary) on Form S-3 covering the resale of all of the Registrable Securities relating to the Put Preferred Shares (the "PUT REGISTRABLE SECURITIES"). In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(e). Any initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the product of (x) 2.0 (provided, however, if despite the Company's best efforts the SEC will not allow the registration of a number of Put Registrable Securities based on the multiple "2.0" set forth in this clause (x), then the Company shall register a number of Put Registrable Securities which as a result of the Company's best efforts is based on the next highest multiple permitted by the SEC, which multiple will in no event be less than "1.5") and (y) the number of Put Registrable Securities as of the date immediately preceding the date the Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 3(b). The Company shall use its best efforts to have the Put Registration Statement declared effective by the SEC as soon as practicable, but in no event later than 75 days after the Put Closing Date (the "PUT EFFECTIVENESS DEADLINE").

               (iv) ADDITIONAL MANDATORY REGISTRATION. The Company shall prepare, and, as soon as practicable but in no event later than 45 days after each Additional Closing Date (as defined in the Securities Purchase Agreement) (the "ADDITIONAL FILING DEADLINE"), file with the SEC an Additional Registration Statement or Additional Registration Statements (as



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necessary) on Form S-3 covering the resale of all of the Registrable Securities relating to the Additional Preferred Shares which were issued on such Additional Closing Date (collectively, the "ADDITIONAL REGISTRABLE SECURITIES"). In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(e). Any initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the product of (x) 2.0 (provided, however, if despite the Company's best efforts the SEC will not allow the registration of a number of Additional Registrable Securities based on the multiple "2.0" set forth in this clause (x), then the Company shall register a number of Additional Registrable Securities which as a result of the Company's best efforts is based on the next highest multiple permitted by the SEC, which multiple will in no event be less than "1.5") and (y) the number of Additional Registrable Securities, related to such Additional Closing Date, as of the date immediately preceding the date the Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 3(b). The Company shall use its best efforts to have such Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than 120 days after such Additional Closing Date (the "THIRD EFFECTIVENESS DEADLINE").

          b. PIGGY-BACK REGISTRATIONS. If at any time prior to the date on which the Registration Period (as hereinafter defined) with respect to all Registration Statements shall have expired and no Preferred Shares or Registrable Securities remain outstanding, the number of shares of Common Stock available for sale under the Registration Statements is insufficient to cover all of the Registrable Securities and the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall promptly send to each Investor written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2(b) and, if within seven (7) business days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth below in this Section 2(b). No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a). The obligations of the Company under this Section 2(b) may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2(b) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed to by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. If a registration pursuant to this Section 2(b) is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of



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Common Stock which may be included in the Registration Statement is advisable to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

          c. ALLOCATION OF REGISTRABLE SECURITIES. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Person's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors.

          d. LEGAL COUNSEL. Subject to Section 5 hereof, the Buyers holding a majority of the Registrable Securities shall have the right to select one legal counsel to review and oversee any offering pursuant to this Section 2 ("LEGAL COUNSEL"), which shall be Katten Muchin & Zavis or such other counsel as thereafter designated by the holders of a majority of Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.

          e. INELIGIBILITY FOR FORM S-3. In the event that Form S-3 is not available for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of a majority of the Registrable Securities and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

          f. EFFECT OF FAILURE TO OBTAIN AND MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. If (i) the Registration Statement covering all the applicable Registrable Securities and required to be filed by the Company pursuant to this Agreement is not (A) filed with the SEC on or before the applicable Filing Deadline or (B) declared effective by the SEC on or before the applicable Effectiveness Deadline or (ii) on any day after the Registration Statement has been declared effective by the SEC, other than days during an Allowable Grace Period (as defined in



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Section 3(u)), sales of all the Registrable Securities required to be included on a Registration Statement cannot be made pursuant to the respective Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities an amount in cash per Registrable Security held equal to the product of (i) $1,000 multiplied by (ii) the sum of (A) .02, if the Registration Statement is not filed by the Scheduled Filing Date, plus (B) .02, if the Registration Statement is not declared effective by the Scheduled Effective Date, plus (C) the product of (I) .0005 multiplied by (II) the sum of (x) the number of days after the Scheduled Filing Date that such Registration Statement is not filed with the SEC, plus (y) the number of days after the Scheduled Effective Date that the Registration Statement is not declared effective by the SEC, plus (z) the number of days (other than days during an Allowable Grace Period (as defined in Section 3(u)) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective by the SEC. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third business day after the event or failure giving rise to the Registration Delayed Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. If the Company fails to pay the Registration Delay Payments, including any interest thereon, within 15 business days of the date such Registration Delay Payments are due, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of the Registration Delay Payments, including any interest thereon, the number of shares of Common Stock equal to the quotient of (X) the sum of the Registration Delay Payments and all interest accrued thereon divided by (Y) the lowest Conversion Price in effect during the period beginning on and including the date such written notice is delivered to the Company and ending on and including the business day immediately preceding the date such shares of Common Stock are received by the holder entitled thereto.

          g. SUFFICIENT NUMBER OF SHARES REGISTERED. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(c), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 200% of such Registrable Securities (based on the market price of the Common Stock on the trading day immediately preceding the date of filing of such amendment or new Registration Statement), in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use it best efforts to cause such amendment and/or




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new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issued or issuable upon conversion of the Preferred Shares covered by such Registration Statement is greater than the quotient determined by dividing (i) the number of shares of Common Stock available for resale under such Registration Statement by (ii) 1.5. For purposes of the calculation set forth in the foregoing sentence, any restrictions on the convertibility of the Preferred Shares shall be disregarded and such calculation shall assume that the Preferred Shares are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Company's Certificate of Designations).

     3.   RELATED OBLIGATIONS.

     Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2(b) or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Sections 2(a) or 2(g), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

          a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as possible after such filing (but in no event later than the Effectiveness Deadline). The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within three business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request; provided, however, that if the Company determines, in good faith, that, despite learning that the SEC has no further comments on the Registration Statement, an amendment to the Registration Statement is necessary, such amendment shall be filed prior to the third business day referred to above and when thereafter the Company again learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, the Company



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will again be required, within three business days, to make a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

          b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

          c. The Company shall (a) permit Legal Counsel to review and comment upon (i) the Initial Registration Statement and the Additional Registration Statement at least seven (7) days prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to the their filing with the SEC and (b) not file any document in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

          d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference prior to the date of the Registration Statement and requested by such



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Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

          e. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Legal Counsel or any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period,
(iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

          f. In the event Investors who hold a majority of the Registrable Securities being offered in the offering select underwriters (which shall be reasonably acceptable to the Company) for the offering, the Company shall enter into and perform its obligations under a mutually acceptable underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

          g. As promptly as practicable after becoming aware of such event or development, the Company shall notify Legal Counsel and each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a

Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          h. Subject to Section 3(u), the Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

          i. At the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors; provided, however, that subject to the receipt of reasonable supporting documentation, such Investor shall reimburse the Company for the reasonable fees and expenses of counsel and/or of accountants actually incurred pursuant to this Section 3(i).

          j. The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel, (iii) any underwriter participating in any disposition pursuant to a Registration Statement, (iv) one firm of accountants or other agents retained by the Investors, and (v) one firm of attorneys retained by such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction or (b) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

          k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          l. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on The Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).

          m. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request. Nothing in this Agreement shall affect in any way each Investor's obligation to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities.

          n. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

          o. If requested by the managing underwriters or an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor or any underwriter of such Registrable Securities.

          p. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities; provided, however, the Company shall not be required to register the Registrable Securities with any governmental agencies or authorities outside the United States of America.

          q. The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

          r. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

          s. Within two (2) business days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as EXHIBIT A.

          t. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

          u. Notwithstanding anything to the contrary in Section 3(g), at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "GRACE PERIOD"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that all Grace Periods shall not exceed an aggregate of 30 days in any consecutive 365 day period and during any consecutive 365 day period, there shall be an aggregate of not more than two Grace Periods (an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Sections 2(f) and 3(h) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(g) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. In the event there is a Grace Period, the Maturity Date (as defined in the Certificate of Designations) shall be delayed by one and one-half (12) days for each day in the Grace Period as provided in Section 2(g) of the Certificate of Designations.

     4.   OBLIGATIONS OF THE INVESTORS.

          a. At least seven (7) days (or three (3) business days in the case of a Second Registration Statement or Additional Registration Statement) prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. If on the day before the Company is required to file a Registration Statement the Company has not received the information requested (in accordance with this Section 4(a)) from an Investor (a "NON-RESPONSIVE INVESTOR"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor but the Company shall not be relieved of its obligation to file a Registration Statement for any Investor which shall provide the requested information. Upon a Non-Responsive Investor providing the Company with the requested information, the Company shall either (i) if such information is provided prior to the Company requesting acceleration of effectiveness of the Registration Statement in which such Non-Responsive Investor's Registrable Securities would have been included but for such Investor's lack of response, file an amendment to the Registration Statement to include such Investor's Registrable Securities or (ii) otherwise, file a new

Registration Statement covering the Registrable Securities as provided by this Registration Rights Agreement as if (for the purposes of filing, effectiveness and associated Registration Delay Payments) the date on which such Non-Responsive Investor supplied the requested information was the issuance date of the relevant Preferred Shares. No Registration Delay Payments relating to the filing and effectiveness of a Registration Statement shall accrue to any Non-Responsive Investor until such time as the information is supplied to the Company and the Company fails with the provisions of this Section 4(a). If the Company has to file an additional Registration Statement to register the Registrable Securities of a Non-Responsive Investor due solely to such Investor's failure to provide information reasonably requested by the Company, such Investor shall pay the reasonable out-of-pocket expenses actually incurred by the Company in connection with such Registration Statement other than filing fees.

          b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

          c. In the event any Investor elects to participate in an underwritten public offering pursuant to Section 2, each such Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

          d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(h), the first sentence of 3(g) or 3(u), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(h) or the first sentence of 3(g) or receipt of notice that no supplement or amendment is required.

          e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

          f. Each Investor agrees not to take any action to cause such Investor to become a registered broker dealer as defined under the 1934 Act or to effect any change to such Investor's status that would preclude the Company from using Form S-3 for the Registration Statement.

          g. Each Investor agrees to comply with the applicable provisions, if any, of Regulation M promulgated under the 1933 Act with respect to its sale of Registrable Securities under the applicable Registration Statement.

     5.   EXPENSES OF REGISTRATION.

          All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees shall be paid by the Company. In addition, subject to the receipt of reasonable supporting documentation, the Company shall reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, provided that the Company shall only reimburse that amount, if any, equal to the difference between (i) $50,000 minus (ii) the amount of reimbursement paid to the Buyers under Section 4(i) of the Securities Purchase Agreement. Subject to Section 8 of the Securities Purchase Agreement and Sections 6 and 7 of this Agreement, the Company shall not be required to pay, or otherwise be responsible for, the fees and disbursements of Legal Counsel in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement in excess of the foregoing, all of which excess shall be paid by the Investors, and in no event shall the Company be required to reimburse the Investors more than $50,000 in the aggregate pursuant to Section 4(i) of the Securities Purchase Agreement and this Section 5.

     6.   INDEMNIFICATION.

          In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who has or had Registrable Securities covered by a Registration Statement, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in such Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to such Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "VIOLATIONS"). The Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to
Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

          b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, each of its employees, agents and representatives and in the event that an underwritten offering in compliance with Section 3(f) hereof or pursuant to an underwritten offering for which the Investors exercise their rights pursuant to Section 2(b) hereof, the underwriters (each an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

          d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Persons or Indemnified

Parties to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicting interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of Indemnified Persons, legal counsel referred to in the immediately preceding sentence shall be selected by (i) HFTP Investment L.L.C. ("HFTP"), if HFTP or an affiliate of HFTP is one of such Indemnified Persons or (ii) the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if HFTP or one of its affiliates is not one of such Indemnified Persons. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          f.   The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     7.   CONTRIBUTION.

          To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8.   REPORTS UNDER THE 1934 ACT.

          With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

          a. make and keep public information available, as those terms are understood and defined in Rule 144;

          b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

     9.   ASSIGNMENT OF REGISTRATION RIGHTS.

          The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within three (3) business days after such assignment; (ii) the Company is, within three
(3) business days after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

     10.  AMENDMENT OF REGISTRATION RIGHTS.

          Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Investors who then hold a majority of the Registrable Securities and the holders of the rights to acquire a majority of the Preferred Shares which the Investors have a right to acquire under the Securities Purchase Agreement, provided that if the right to acquire relates to the Put Preferred Shares (as defined in the Securities Purchase Agreement) and the Company has irrevocably waived its right to deliver a Put Share Notice (as defined in the Securities Purchase Agreement) then the rights to acquire the Put Preferred Shares shall be excluded for the purpose of the clause immediately preceding this proviso. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

     11.  MISCELLANEOUS.

          a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

                    ARIAD Pharmaceuticals, Inc.
                    26 Landsdowne Street
                    Cambridge, Massachusetts 02139
                    Telephone: 617-494-0400
                    Facsimile: 617-225-2860

                    Attention: Jay R. LaMarche

          With a copy to:

                    Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                    Boston, Massachusetts 02111
                    Telephone: 617-542-6000
                    Facsimile: 617-542-2241
                    Attention: Jonathan L. Kravetz, Esq.

          If to Legal Counsel:

                    Katten Muchin & Zavis
                    525 West Monroe Street, Suite 1600
                    Chicago, Illinois 60661-3693
                    Telephone: 312-902-5200
                    Facsimile: 312-902-1061
                    Attention: Robert J. Brantman, Esq.

If to a Buyer, to its address and facsimile number on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, overnight or courier delivery or transmission by facsimile in accordance with clause (i), (ii) or (iii) above, respectively.

          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Buyers as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          e. This Agreement, the Securities Purchase Agreement and the Certificate of Designations constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Certificate of Designations supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

          g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities, determined as if all of the Preferred Shares then outstanding have been converted into or exercised for Registrable Securities without regard to any limitation on conversions of the Preferred Shares; provided, however, that for the purpose of this Section 11(j) only, the term Registrable Securities shall not include any securities which may be sold without restriction pursuant to Rule 144(k) of the 1933 Act.

          k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

          l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.



                                   * * * * * *

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:                                 BUYERS:

ARIAD PHARMACEUTICALS, INC.              HFTP INVESTMENT L.L.C.

                                         By:  Promethean Investment Group L.L.C.


                                         Its: Managing Member



By: /s/ Jay R. LaMarche                  By: /s/ James F. O'Brien, Jr.
    --------------------------               -----------------------------------
Name: Jay R. LaMarche                    Name: James F. O'Brien, Jr.
Its:  Executive Vice President           Its:  President




                                         BROWN SIMPSON STRATEGIC
                                         GROWTH FUND, LTD.


                                         By: /s/ Mitchell D. Kaye
                                             -----------------------------------
                                         Name: Mitchell D. Kaye
                                         Its:  Member



                                         BROWN SIMPSON STRATEGIC
                                         GROWTH FUND, L.P.


                                         By: /s/ Mitchell D. Kaye
                                             -----------------------------------
                                         Name: Mitchell D. Kaye
                                         Its:  Member

                               SCHEDULE OF BUYERS

                                  INVESTOR ADDRESS                   INVESTOR'S REPRESENTATIVES' ADDRESS
     INVESTOR NAME              AND FACSIMILE NUMBER                         AND FACSIMILE NUMBER
-----------------------   ---------------------------------------   --------------------------------------

HFTP Investment L.L.C.    c/o Promethean Investment Group, L.L.C.   Promethean Investment Group, L.L.C.
                          40 West 57th Street, Suite 1520           40 West 57th Street, Suite 1520
                          New York, New York 10019                  New York, New York 10019
                          Attn: James F. O'Brien, Jr.               Attn: James F. O'Brien, Jr.
                          Facsimile: 212-698-0505                         Thomas Lumsden
                                                                    Facsimile: 212-698-0505

                                                                    Katten Muchin & Zavis
                                                                    525 West Monroe, Suite 1600
                                                                    Chicago, Illinois 60661-3693
                                                                    Attn:  Robert J. Brantman, Esq.
                                                                    Facsimile: 312-902-1061

Brown Simpson Strategic   152 West 57th Street, 40th Floor          Brown Simpson Asset Management, L.L.C.
Growth Fund, Ltd.         New York, New York 10019                  152 West 57th Street, 40th Floor
                          Attn: Mitchell Kaye                       New York, New York 10018
                          Facsimile: 212-247-1329                   Attn: Mitchell Kaye
                          Residence: Cayman Islands                 Facsimile 212-247-1329

                                                                    Akin Gump Strauss Hower & Feld, L.L.P.
                                                                    590 Madison Avenue
                                                                    New York, New York 10022
                                                                    Attn: James Kaye
                                                                    Facsimile: 212-872-1002

Brown Simpson Strategic   152 West 57th Street, 40th Floor          Brown Simpson Asset Management, L.L.C.
Growth Fund, L.P.         New York, New York 10019                  152 West 57th Street, 40th Floor
                          Attn: Mitchell Kaye                       New York, New York 10018
                          Facsimile: 212-247-1329                   Attn: Mitchell Kaye
                          Residence: New York                       Facsimile 212-247-1329

                                                                    Akin Gump Strauss Hower & Feld, L.L.P.
                                                                    590 Madison Avenue
                                                                    New York, New York 10022
                                                                    Attn: James Kaye
                                                                    Facsimile: 212-872-1002

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


Boston EquiServe
150 Royall Street
Canton, Massachusetts 02021

ATTN: MS. PATRICIA FOSTER

     Re:  ARIAD PHARMACEUTICALS, INC.

Ladies and Gentlemen:

     Reference is made to that certain Securities Purchase Agreement dated November __, 1998 by and among ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company is issuing to the Holders shares of its Series C Convertible Preferred Stock, par value $.01 per share (the "PREFERRED SHARES") that are convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "CONVERSION SHARES") to or upon the order of a Holder from time to time upon surrender to you of (i) a completed and duly executed Conversion Notice in the form attached hereto as EXHIBIT I which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon, and (ii) certificates representing Preferred Shares being converted (or an indemnification undertaking with respect to such share certificates in the case of their loss, theft or destruction). So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), and
(y) a copy of such registration statement, certificates representing the Conversion Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN

     THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares in the event a registration statement covering the Conversion Shares is subject to amendment for events then current.

     A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as EXHIBIT II.

     Please be advised that the Holders are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (617) 494-0400.

                                          Very truly yours,

                                          [ISSUER'S COUNSEL]

                                          By: __________________________________

cc:   [LIST NAMES OF HOLDERS]